Siebel Systems, Inc.
Restricted Stock Unit Grant Notice
([1996/1998] Equity Incentive Plan)

Siebel Systems, Inc. (the "Company"), pursuant to Section 8 of its Siebel Systems, Inc. [1996/1998] Equity Incentive Plan (the "Plan"), hereby awards to Employee a Restricted Stock Unit covering the number of shares (the "Shares") set forth below (the "Award"). This Award shall be evidenced by a Restricted Stock Unit Award Agreement (the "Award Agreement"). This Award is subject to all of the terms and conditions as set forth herein and in the applicable Award Agreement and the Plan, all of which are attached hereto and incorporated herein in their entirety.

Employee: Date of Grant: Number of Shares subject to Award: Purchase Price per Share: Total Purchase Price:	______________________________ ______________________________ ______________________________ ______________________________ ______________________________

Vesting Schedule:

Additional Terms/Acknowledgements: The undersigned acknowledges receipt of, and understands and agrees to, this Grant Notice, the Award Agreement and the Plan. Employee further acknowledges that as of the Date of Grant, this Grant Notice, the Award Agreement and the Plan set forth the entire understanding between Employee and the Company regarding the acquisition of Shares and supersede all prior oral and written agreements on that subject with the exception of (i) Awards previously granted and delivered to Employee under the Plan, and (ii) the following agreements only:

Other Agreements:	________________________________ ________________________________

Siebel Systems, Inc.	Employee:
By: ________________________ Signature Title: ________________________ Date: ________________________	________________________ Signature Date: ________________________

Attachments: Award Agreement and Siebel Systems, Inc. [1996/1998] Equity Incentive Plan

Attachment I

Siebel Systems, Inc.
[1996/1998] Equity Incentive Plan
Restricted Stock Unit Award Agreement

Pursuant to the Restricted Stock Unit Grant Notice ("Grant Notice") and this Restricted Stock Unit Award Agreement ("Agreement"), Siebel Systems, Inc. (the "Company") has awarded you a Restricted Stock Unit pursuant to Section 8 of the Siebel Systems, Inc. [1996/1998] Equity Incentive Plan (the "Plan") for the number of Shares as indicated in the Grant Notice (collectively, the "Award"). Defined terms not explicitly defined in this Agreement but defined in the Plan shall have the same definitions as in the Plan.

The details of your Award are as follows.

  Purchase Price. The purchase price for each Share shall be determined by the Board of Directors of the Company.

  Vesting. Subject to the limitations contained herein, your Award shall vest as provided in the Grant Notice.

  Dividends. You shall be entitled to receive payments equal to any cash dividends and other distributions paid with respect to a corresponding number of Shares covered by your Award, provided that if any such dividends or distributions are paid in Shares, the Fair Market Value of such Shares shall be converted into additional Shares covered by the Award, and further provided that such additional Shares shall be subject to the same forfeiture restrictions and restrictions on transferability as apply to the Awards with respect to which they relate.

  Distribution of Shares of Common Stock. The Company shall deliver to you or your designee a number of Shares of the Company's Common Stock ("Stock") equal to the number of vested Shares subject to your Award on the date or dates that your shares vest. On each vesting date, the Company shall deliver to you or your designee a proportion of any additional Shares received pursuant to Section 3 above equivalent to the proportion of remaining shares you are to receive on such date.

  Number of Shares. In the event of a subdivision of the outstanding Stock, a declaration of a dividend payable in Shares, a declaration of a dividend payable in a form other than Shares in an amount that has a material effect on the value of Shares, a combination or consolidation of the outstanding Stock into a lesser number of Shares, a recapitalization, a spinoff, a reclassification or a similar occurrence, the Committee shall make appropriate adjustments in the number of Shares covered by your Award.

  Securities Law Compliance. You may not be issued any Shares under your Award unless the Shares are either (i) then registered under the Securities Act or (ii) the Company has determined that such issuance would be exempt from the registration requirements of the Securities Act. Your Award must also comply with other applicable laws and regulations governing the Award, and you shall not receive such Shares if the Company determines that such receipt would not be in material compliance with such laws and regulations.

  Restrictive Legends. The Shares issued under your Award shall be endorsed with appropriate legends, if any, determined by the Company.

  Transferability. Your Award is not transferable, except by will or by the laws of descent and distribution. Notwithstanding the foregoing, by delivering written notice to the Company, in a form satisfactory to the Company, you may designate a third party who, in the event of your death, shall thereafter be entitled to receive any distribution of Shares pursuant to Section 4 of this Agreement.

  Award not a Service Contract. Your Award is not an employment or service contract, and nothing in your Award shall be deemed to create in any way whatsoever any obligation on your part to continue in the service of the Company or a subsidiary, or on the part of the Company or a subsidiary to continue such service. In addition, nothing in your Award shall obligate the Company or a subsidiary, their respective stockholders, boards of directors or Employees to continue any relationship that you might have as an Employee of the Company or a subsidiary.

  Unsecured Obligation. Your Award is unfunded, and as a holder of a vested Award, you shall be considered an unsecured creditor of the Company with respect to the Company's obligation, if any, to issue Shares pursuant to this Agreement. You shall not have voting or any other rights as a stockholder of the Company with respect to the Shares purchased pursuant to this Agreement until such Shares are issued to you pursuant to Section 4 of this Agreement. Upon such issuance, you will obtain full voting and other rights as a stockholder of the Company. Nothing contained in this Agreement, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind or a fiduciary relationship between you and the Company or any other person.

  Withholding Obligations.

    On or before the time you receive a distribution of Shares pursuant to your Award, or at any time thereafter as requested by the Company, you hereby authorize any required withholding from, at the Company's election, the Shares, payroll and any other amounts payable to you and otherwise agree to make adequate provision for any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or a subsidiary, if any, which arise in connection with your Award.

    Unless the tax withholding obligations of the Company and/or any subsidiary are satisfied, the Company shall have no obligation to issue a certificate for such Shares.

  Notices. Any notices provided for in your Award or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company. Any notice shall have been deemed given when actually delivered.

  Headings. The headings of the Sections in this Agreement are inserted for convenience only and shall not be deemed to constitute a part of this Agreement or to affect the meaning of this Agreement.

  Amendment. This Agreement may be amended only by a writing executed by the Company and you which specifically states that it is amending this Agreement. Notwithstanding the foregoing, this Agreement may be amended solely by the Committee by a writing which specifically states that it is amending this Agreement, so long as a copy of such amendment is delivered to you, and provided that no such amendment adversely affecting your rights hereunder may be made without your written consent. Without limiting the foregoing, the Committee reserves the right to change, by written notice to you, the provisions of this Agreement in any way it may deem necessary or advisable to carry out the purpose of the grant as a result of any change in applicable laws or regulations or any future law, regulation, ruling, or judicial decision, provided that any such change shall be applicable only to rights relating to that portion of the Award which is then subject to restrictions as provided herein.

  Miscellaneous.

    The rights and obligations of the Company under your Award shall be transferable by the Company to any one or more persons or entities, and all covenants and agreements hereunder shall inure to the benefit of, and be enforceable by the Company's successors and assigns.

    You agree upon request to execute any further documents or instruments necessary or desirable in the sole determination of the Company to carry out the purposes or intent of your Award.

    You acknowledge and agree that you have reviewed your Award in its entirety, have had an opportunity to obtain the advice of counsel prior to executing and accepting your Award and fully understand all provisions of your Award.

    This Agreement shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

    All obligations of the Company under the Plan and this Agreement shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

  Governing Plan Document. Your Award is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your Award, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of your Award and those of the Plan, the provisions of the Plan shall control; provided, however, that Section 4 of this Agreement shall govern the timing of any distribution of Shares under your Award. The Committee shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation, and application of the Plan as are consistent therewith and to interpret or revoke any such rules. All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon you, the Company, and all other interested persons. No member of the Committee shall be personally liable for any action, determination, or interpretation made in good faith with respect to the Plan or this Agreement.

  Effect on Other Employee Benefit Plans. The value of the Award subject to this Agreement shall not be included as compensation, earnings, salaries, or other similar terms used when calculating the Employee's benefits under any employee benefit plan sponsored by the Company or any subsidiary except as such plan otherwise expressly provides. The Company expressly reserves its rights to amend, modify, or terminate any of the Company's or any subsidiary's employee benefit plans.

  Choice of Law. The interpretation, performance and enforcement of this Agreement shall be governed by the law of the state of California without regard to such state's conflicts of laws rules.

  Severability. If all or any part of this Agreement or the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any portion of this Agreement or the Plan not declared to be unlawful or invalid. Any Section of this Agreement (or part of such a Section) so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement effective as of the day and year set forth below.

Employee	Siebel Systems, Inc.
________________________ Date: _____________________	By: _____________________ Name: _____________________ Title: _____________________ Date: _____________________